                                                                     Exhibit 3.2

                                   BYE-LAWS OF
                                AIRCASTLE LIMITED

                                TABLE OF CONTENTS

                                 INTERPRETATION

1.    Definitions

                                     SHARES

2.    Power to Issue Shares
3.    Power of the Company to Purchase its Shares
4.    Rights Attaching to Shares
5.    Calls on Shares
6.    Prohibition on Financial Assistance
7.    Forfeiture of Shares
8.    Share Certificates
9.    Fractional Shares

                             REGISTRATION OF SHARES

10.   Register of Members
11.   Registered Owner Absolute Owner
12.   Transfer of Registered Shares
13.   Transmission of Registered Shares

                           ALTERATION OF SHARE CAPITAL

14.   Power to Alter Capital
15.   Variation of Rights Attaching to Shares

                          DIVIDENDS AND CAPITALISATION

16.   Dividends
17.   Power to Set Aside Profits
18.   Method of Payment
19.   Capitalisation

                               MEETINGS OF MEMBERS

20.   Annual General Meetings
21.   Special General Meetings
22.   Requisitioned General Meetings/Other Business
23.   Notice
24.   Giving Notice
25.   Postponement or Cancellation of General Meeting
26.   Attendance and Security at General Meetings
27.   Quorum at General Meetings
28.   Chairman to Preside
29.   Voting on Resolutions
30.   Voting on a Poll
31.   Voting by Joint Holders of Shares
32.   Instrument of Proxy
33.   Representation of Corporate Member
34.   Adjournment of General Meeting
35.   Directors' Attendance at General Meetings

                             DIRECTORS AND OFFICERS

36.   Election of Directors
37.   Classes of Directors
38.   Term of Office of Directors
39.   Alternate Directors
40.   Removal of Directors
41.   Vacancy in the Office of Director
42.   Remuneration of Directors
43.   Defect in Appointment of Director
44.   Directors to Manage Business
45.   Powers of the Board of Directors
46.   Register of Directors and Officers
47.   Officers
48.   Appointment of Officers
49.   Duties of Officers
50.   Remuneration of Officers
51.   Conflicts of Interest
52.   Indemnification and Exculpation of Directors and Officers

                       MEETINGS OF THE BOARD OF DIRECTORS

53.   Board Meetings
54.   Notice of Board Meetings
55.   Participation in Meetings by Telephone
56.   Quorum at Board Meetings
57.   Board to Continue in Event of Vacancy
58.   Chairman to Preside
59.   Written Resolutions
60.   Validity of Prior Acts of the Board

                                CORPORATE RECORDS

61.   Minutes
62.   Place Where Corporate Records Kept
63.   Form and Use of Seal

                                    ACCOUNTS

64.   Books of Account
65.   Financial Year End

                                     AUDITS

66.   Annual Audit
67.   Appointment of Auditors
68.   Remuneration of Auditors
69.   Duties of Auditors
70.   Access to Records
71.   Financial Statements
72.   Distribution of Auditor's Report
73.   Vacancy in the Office of Auditor

                              BUSINESS COMBINATIONS

74.   Business Combinations

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75.   Winding-Up

                             CHANGES TO CONSTITUTION

76.   Changes to Bye-laws
77.   Discontinuance

                                   APPENDIX A

AIRCASTLE LIMITED                                                         Page 1
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                                 INTERPRETATION

1.   DEFINITIONS

     1.1  In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

          Act                        the Companies Act 1981 as amended from
                                     time to time;

          Affiliate                  has the meaning set forth in Appendix A;

          Alternate Director         an alternate director appointed in
                                     accordance with these Bye-laws;

          Auditor                    includes an individual or partnership;

          Board                      the board of directors appointed or elected
                                     pursuant to these Bye-laws and acting by
                                     resolution in accordance with the Act and
                                     these Bye-laws or the directors present at
                                     a meeting of directors at which there is a
                                     quorum;

          Company                    the company for which these Bye-laws are
                                     approved and confirmed;

          Director                   a director of the Company and shall include
                                     an Alternate Director;

          Fair Market Value          with respect to a purchase of any shares of
                                     the Company in accordance with Bye-laws 3.2
                                     and 3.3 (i) if such shares are listed on a
                                     securities exchange (or quoted in a
                                     securities quotation system), the average
                                     closing sale price of such shares on such
                                     exchange (or in such quotation system), or,
                                     if such shares are listed on (or quoted in)
                                     more than one exchange (or quotation
                                     system), the average closing sale price of
                                     the shares on the principal securities
                                     exchange (or

AIRCASTLE LIMITED                                                         Page 2
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                                     quotation system) on which such shares are
                                     then traded, or, if such shares are not
                                     then listed on a securities exchange (or
                                     quotation system) but are traded in the
                                     over-the-counter market, the average of the
                                     latest bid and asked quotations for such
                                     shares in such market, in each case for the
                                     last five trading days immediately
                                     preceding the day on which notice of the
                                     purchase of such shares is sent pursuant to
                                     these Bye-laws or (ii) if no such closing
                                     sales prices or quotations are available
                                     because such shares are not publicly traded
                                     or otherwise, the fair value of such shares
                                     as determined by one independent nationally
                                     recognized investment banking firm chosen
                                     by the Company, provided that the
                                     calculation of the Fair Market Value of the
                                     shares made by such appointed investment
                                     banking firm (i) shall not include any
                                     discount relating to the absence of a
                                     public trading market for, or any transfer
                                     restrictions on, such shares, and (ii) such
                                     calculation shall be final and the fees and
                                     expenses stemming from such calculation
                                     shall be borne by the Company or its
                                     assignee, as the case may be;

          Member                     the person registered in the Register of
                                     Members as the holder of shares in the
                                     Company and, when two or more persons are
                                     so registered as joint holders of shares,
                                     means the person whose name stands first in
                                     the Register of Members as one of such
                                     joint holders or all of such persons, as
                                     the context so requires;

          notice                     written notice as further provided in these
                                     Bye-laws unless otherwise specifically
                                     stated;

          Officer                    any person appointed by the Board to hold
                                     an office in the Company;

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          Register of Directors      the register of directors and officers
          and Officers               referred to in these Bye-laws;

          Register of Members        the register of members referred to in
                                     these Bye-laws;

          Resident Representative    any person appointed to act as resident
                                     representative and includes any deputy or
                                     assistant resident representative;

          Secretary                  the person appointed to perform any or all
                                     of the duties of secretary of the Company
                                     and includes any deputy or assistant
                                     secretary and any person appointed by the
                                     Board to perform any of the duties of the
                                     Secretary; and

          Significant Shareholders   has the meaning set forth in Appendix A.

     1.2  In these Bye-laws, where not inconsistent with the context:

          (a)  words denoting the plural number include the singular number and vice versa;

          (b)  words denoting the masculine gender include the feminine and neuter genders;

          (c)  words importing persons include companies, associations or bodies of persons whether corporate or not;

          (d)  the words:

               (i)  "may" shall be construed as permissive; and

               (ii) "shall" shall be construed as imperative; and

          (e)  unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     1.3  In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

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     1.4  Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES

2.   POWER TO ISSUE SHARES

     2.1  Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the
          Company on such terms and conditions as it may determine.

     2.2  Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.   POWER OF THE COMPANY TO PURCHASE ITS SHARES

     3.1  The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The
          Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

     3.2  Without prejudice to the generality of Bye-law 3.1, subject to the
          Act, if the Board in its absolute and unfettered discretion, on behalf of the Company, determines that share ownership by any Member owning more than 5% of the Company's issued and outstanding Common Shares (as defined in Bye-law 4.1) that is not either a U.S. citizen or a qualified resident of the U.S. or of the contracting state of any applicable tax treaty with the U.S. (as determined for purposes of the relevant provision of the limitation on benefits article of such treaty) may result in adverse tax, regulatory or legal consequences to the Company or to any of its subsidiaries (wherever incorporated), the
          Company will have the option, but not the obligation, to purchase all or part of the shares held by such Member (to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the

AIRCASTLE LIMITED                                                         Page 5
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          date the Company sends the Repurchase Notice referred to below (the
          "Repurchase Price"); provided that the Board will use its reasonable efforts to exercise this option equitably among similarly situated
          Members (to the extent feasible under the circumstances). In that event, the Company will also be entitled to assign its purchase right to a third party or parties including the other Members, with the consent of such assignee. Each Member shall be bound by the determination by the Company to purchase or assign its right to purchase such Member's shares and, if so required by the Company, shall sell the number of shares that the Company requires it to sell.

     3.3  In the event that the Company or its assignee(s) determines to purchase any shares in accordance with Bye-law 3.2, the Company shall provide each Member concerned with written notice of such
          determination (a "Repurchase Notice") at least 7 calendar days prior to such purchase or such shorter period as each such Member may authorize, specifying the date on which any such shares are to be purchased and the Repurchase Price. The Company may revoke the
          Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Members of any intention to purchase or the conclusion of any purchase of shares. Payment of the Repurchase
          Price by the Company or its assignee(s) shall be by wire transfer and made at a closing to be held no less than 7 calendar days after receipt of the Repurchase Notice by the Member.

4.   RIGHTS ATTACHING TO SHARES

     4.1  At the date these Bye-laws are adopted, the share capital of the
          Company shall be divided into two classes: (i) 250,000,000 common shares of par value US$0.01 each (the "Common Shares") and (ii)
          50,000,000 preference shares of par value US$0.01 each (the
          "Preference Shares").

     4.2  The holders of Common Shares shall, subject to the provisions of these
          Bye-laws (including, without limitation, the rights attaching to
          Preference Shares):

          (a)  be entitled to one vote per share;

          (b)  be entitled to such dividends as the Board may from time to time declare;

AIRCASTLE LIMITED                                                         Page 6
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          (c)  in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a
               reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

          (d)  generally be entitled to enjoy all of the rights attaching to shares.

     4.3  The Board is authorised to provide for the issuance of the Preference
          Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof
          (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of
          Preference Shares, to vary the rights attached to any other series of
          Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a)  the number of shares constituting that series and the distinctive designation of that series;

          (b)  the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

          (c)  whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (d)  whether that series shall have conversion or exchange privileges
               (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

          (e)  whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase,

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               which amount may vary under different conditions and at different redemption or repurchase dates;

          (f)  whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g)  the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other
               acquisition by the Company or any subsidiary of any issued shares of the Company;

          (h)  the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the
               Company, and the relative rights of priority, if any, of payment of shares of that series; and

          (i)  any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

     4.4  Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of
          Preference Shares to be created by resolution or resolutions of the
          Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

     4.5  At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board,

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          including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued
          Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

5.   CALLS ON SHARES

     5.1  The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium)
          unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the
          Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     5.2  Any sum which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

     5.3  The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     5.4  The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

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6.   PROHIBITION ON FINANCIAL ASSISTANCE

     The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.   FORFEITURE OF SHARES

     7.1  If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

            Notice of Liability to Forfeiture for Non-Payment of Call
                       Aircastle Limited (the " Company")

          You have failed to pay the call of [amount of call] made on the [ ]
          day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the
          Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 200[ ] at the registered office of the
          Company the share(s) will be liable to be forfeited.

          Dated this [ ] day of [ ], 200[ ]

          ----------------------------------------------
          [Signature of Secretary] By Order of the Board

     7.2  If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

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     7.3  A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     7.4  The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed.
          Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.   SHARE CERTIFICATES

     8.1  Every Member shall be entitled to a certificate under the seal of the
          Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     8.2  The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

     8.3  If any share certificate shall be proved to the satisfaction of the
          Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.   FRACTIONAL SHARES

     The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including
     (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES

10.  REGISTER OF MEMBERS

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     10.1 The Board shall cause to be kept in one or more books a Register of
          Members and shall enter therein the particulars required by the Act.

     10.2 The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the
          Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.  REGISTERED HOLDER ABSOLUTE OWNER

     The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.  TRANSFER OF REGISTERED SHARES

     12.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

                          Transfer of a Share or Shares

                        Aircastle Limited (the "Company")

          FOR VALUE RECEIVED _______________ [amount], I, [name of transferor]
          hereby sell, assign and transfer unto [transferee] of [address],
          [number] of shares of the Company.

          DATED this [ ] day of [ ], 200[ ]

          Signed by:                           In the presence of:

          ----------------------------------   ---------------------------------
          Transferor                           Witness

          ----------------------------------   ---------------------------------
          Transferee                           Witness

     12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or

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          on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

     12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

     12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the
          Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

     12.6 Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

13.  TRANSMISSION OF REGISTERED SHARES

     13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares.
          Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

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     13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

     Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

                       Aircastle Limited (the " Company")

          I/We, having become entitled in consequence of the [death/bankruptcy]
          of [name and address of deceased/bankrupt Member] to [number] share(s)
          standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the
          "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors,
          administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

          DATED this [ ] day of [ ], 200[ ]

          Signed by:                           In the presence of:

          ----------------------------------   ---------------------------------
          Transferor                           Witness

          ----------------------------------   ---------------------------------
          Transferee                           Witness

     13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a
          Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

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     13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL

14.  POWER TO ALTER CAPITAL

     14.1 The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

     14.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.  VARIATION OF RIGHTS ATTACHING TO SHARES

     If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of
     50% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy two-thirds of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION

16.  DIVIDENDS

     16.1 The Board may, subject to these Bye-laws and in accordance with the
          Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend

AIRCASTLE LIMITED                                                        Page 15
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          may be paid in cash or wholly or partly in specie in which case the
          Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

     16.2 The Board may fix any date as the record date for determining the
          Members entitled to receive any dividend.

     16.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

     16.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the
          Company.

17.  POWER TO SET ASIDE PROFITS

     The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.  METHOD OF PAYMENT

     18.1 Any dividend or other monies payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

     18.2 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

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     18.3 Any dividend and or other monies payable in respect of a share which has remained unclaimed for 6 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.

     18.4 The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law 18.4 in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

19.  CAPITALISATION

     19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata
          (except in connection with the conversion of shares of one class to shares of another class) to the Members.

     19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS

20.  ANNUAL GENERAL MEETINGS

     The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman or the Board shall appoint.

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21.  SPECIAL GENERAL MEETINGS

     The President or the Chairman or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, and, in addition to any rights of Members under the Act, shall convene such a special general meeting upon the written request of any
     Significant Shareholder or any Affiliate of a Significant Shareholder,
     provided that the Significant Shareholder and its Affiliates collectively hold shares carrying at least 10% of the votes attaching to all shares in issue at the time of such request.

22.  REQUISITIONED GENERAL MEETINGS/OTHER BUSINESS

     22.1 The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

     22.2 In addition to any rights of Members under the Act or these Bye-laws, business may be brought before any annual general meeting of the
          Company, or any special general meeting of the Company, by any person who: (i) is a Member of record on the date of the giving of the notice provided for in this Bye-law and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law.

     22.3 In addition to any other applicable requirements, for other business to be proposed by a Member pursuant to Bye-law 22.2, such Member must have given timely notice thereof in proper written form to the
          Secretary.

     22.4 To be timely, a notice given to the Secretary pursuant to Bye-law 22.3 must be delivered to or mailed and received at the registered office and by the Secretary at the principal executive offices of the Company as set forth in the Company's filings with the U.S. Securities and
          Exchange Commission: (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not
          25 days

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          before or after such anniversary the notice must be so delivered or mailed and received not later than 10 days following the date on which notice of the annual general meeting was mailed or the date on which public disclosure of the date of the annual general meeting was made, whichever first occurs, and (ii) in the case of a special general meeting, not later than 10 days following the date on which notice of the special general meeting was mailed or the date on which public disclosure of the date of the special general meeting was made, whichever first occurs.

     22.5 To be in proper written form, a notice given to the Secretary pursuant to Bye-law 22.3 must set forth as to each matter such Member proposes to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting and the reasons for conducting such business at the general meeting, (ii) the name and record address of such Member, (iii) the class or series and number of shares of the Company which are registered in the name of such Member, (iv) a description of all arrangements or understandings between such Member and any other person or persons (including their names) in connection with the proposal of such business by such Member and any material interest of such Member in such business, and (v) a representation that such Member intends to appear in person or by proxy at the general meeting to bring such business before the general meeting.

     22.6 Once business has been properly brought before the general meeting in accordance with the procedures set forth in this Bye-law, nothing in this Bye-law shall be deemed to preclude discussion by any Member of any such business. If the chairman of a general meeting determines that business was not properly brought before the meeting in accordance with this Bye-law, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     22.7 No business may be transacted at a general meeting, other than business that is either (i) properly brought before the general meeting by or at the direction of the Board (or any duly authorized committee thereof); or (ii) properly brought before the general meeting by any Member or Members in accordance with the Act or these
          Bye-laws.

23.  NOTICE

     23.1 Not less than 10 nor more than 60 days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the

AIRCASTLE LIMITED                                                        Page 19
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          meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

     23.2 Not less than 10 nor more than 60 days' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting, provided, however, that if a special general meeting is called upon the request of a Significant
          Shareholder or an Affiliate of a Significant Shareholder in accordance with Bye-law 21, then not less than 5 days' notice of such special general meeting shall be given.

     23.3 The Board may fix any date as the record date for determining the
          Members entitled to receive notice of and to vote at any general meeting of the Company.

     23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the
          Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

     23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.  GIVING NOTICE

     24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such
          Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

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     24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

     24.3 Save as provided by Bye-law 24.4, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, at the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

     24.4 Mail notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.

     24.5 The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the
          Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a
          Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

25.  POSTPONEMENT OR CANCELLATION OF GENERAL MEETING

     The Chairman or the President may, and the Secretary on instruction from the Chairman or the President shall, postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with the provisions of these Bye-laws.

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26.  ATTENDANCE AND SECURITY AT GENERAL MEETINGS

     26.1 Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     26.2 The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

27.  QUORUM AT GENERAL MEETINGS

     27.1 At any general meeting of the Company two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of all votes attaching to all shares of the
          Company in issue entitling the holder to vote at the meeting shall form a quorum for the transaction of business.

     27.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

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28.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.  VOTING ON RESOLUTIONS

     29.1 Subject to the provisions of the Act and these Bye-laws (including, without limitation, Bye-law 36.3), any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

     29.2 No Member shall be entitled to vote at a general meeting unless such
          Member has paid all the calls on all shares held by such Member.

     29.3 At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

     29.4 At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     29.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these
          Bye-laws, be conclusive evidence of that fact.

30.  VOTING ON A POLL

     30.1 Where a poll is taken, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more

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          Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was taken. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     30.2 A poll taken for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll taken on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll is to be taken may be proceeded with pending the taking of the poll.

     30.3 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by one or more inspectors of votes appointed by the chairman or the Board for the purpose and the result of the poll shall be declared by the chairman.

31.  VOTING BY JOINT HOLDERS OF SHARES

     In the case of joint holders, the vote of the senior who tenders a vote
     (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of
     Members.

32.  INSTRUMENT OF PROXY

     32.1 A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

                                      Proxy
                       Aircastle Limited (the " Company")

AIRCASTLE LIMITED                                                        Page 24
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     I/We, [insert names here], being a Member of the Company with [number]
     shares, HEREBY APPOINT [name] of [address] or failing him, [name] of
     [address] to be my/our proxy to vote for me/us at the meeting of the
     Members to be held on the [ ] day of [ ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

          Signed this [ ] day of [ ], 200[ ]

          ---------------------------
          Member(s)

          or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

     32.2 The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

     32.3 A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

     32.4 The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.  REPRESENTATION OF CORPORATE MEMBER

     33.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

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     33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.  ADJOURNMENT OF GENERAL MEETING

     34.1 The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

     34.2 In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

          (a)  it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

          (b)  the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

          (c)  an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

     34.3 Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.  DIRECTORS ATTENDANCE AT GENERAL MEETINGS

     The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

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                             DIRECTORS AND OFFICERS

36.  ELECTION OF DIRECTORS

     36.1 The Board shall consist of such number of Directors being not less than 3 Directors and not more than such maximum number of Directors, not exceeding 8 Directors, as the Board may from time to time determine.

     36.2 Only persons who are proposed or nominated in accordance with this
          Bye-law shall be eligible for election as Directors. Any Member or the
          Board may propose any person for election as a Director. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the
          Company of the intention to propose him and of his willingness to serve as a Director. Where a Director is to be elected at an annual general meeting, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 25 days before or after such anniversary the notice must be given not later than 10 days following the date on which notice of the annual general meeting was mailed or the date on which public disclosure of the date of the annual general meeting was made, whichever first occurs. Where a
          Director is to be elected at a special general meeting, that notice must be given not later than 10 days following the date on which notice of the special general meeting was mailed or the date on which public disclosure of the date of the special general meeting was made, whichever first occurs.

     36.3 Where persons are validly proposed for re-election or election as
          Directors, the persons receiving the most votes (up to the number of
          Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

     36.4 At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

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37.  CLASSES OF DIRECTORS

     The Directors shall be divided into three classes designated Class I, Class
     II and Class III. Each class of Directors shall consist, as nearly as possible, of one third of the total number of Directors constituting the entire Board.

38.  TERM OF OFFICE OF DIRECTORS

     At the first meeting of the Board following the date of adoption of these
     Bye-laws, the Class I Directors shall be appointed to serve for a one year term of office, the Class II Directors shall be appointed to serve for a two year term of office and the Class III Directors shall be appointed to serve for a three year term of office, as determined by the Board. At each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any
     Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye-law 41.

39.  ALTERNATE DIRECTORS

     39.1 Any Director may appoint a person or persons to act as a Director in the alternative to himself by notice in writing deposited with the
          Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

     39.2 An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate
          Director was appointed.

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     39.3 An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a
          Director but may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these
          Bye-laws.

40.  REMOVAL OF DIRECTORS

     40.1 Subject to any provision to the contrary in these Bye-laws, the
          Members entitled to vote for the election of Directors may, by a resolution including the affirmative votes of at least 80% of all votes attaching to all shares in issue entitling the holder to attend and vote on such resolution, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director, with or without cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.

     40.2 If a Director is removed from the Board under the provisions of this
          Bye-law the Members may fill the vacancy at the meeting at which such
          Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

41.  VACANCY IN THE OFFICE OF DIRECTOR

     41.1 The office of Director shall be vacated if the Director:

          (a)  is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b)  is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

          (c)  is or becomes of unsound mind or dies; or

          (d)  resigns his office by notice in writing to the Company.

     41.2 The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability,

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          disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed.

42.  REMUNERATION OF DIRECTORS

     The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

43.  DEFECT IN APPOINTMENT OF DIRECTOR

     All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any
     Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

44.  DIRECTORS TO MANAGE BUSINESS

     44.1 The business of the Company shall be managed and conducted by the
          Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these
          Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws and the provisions of any statute.

     44.2 Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

45.  POWERS OF THE BOARD OF DIRECTORS

     The Board may:

          (a)  appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

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          (b)  exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled
               capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

          (c)  appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

          (d)  appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

          (e)  by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the
               Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the
               Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and
               discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company;

          (f)  procure that the Company pays all expenses incurred in promoting and incorporating the Company;

          (g)  delegate any of its powers (including the power to sub-delegate)
               to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these
               Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by
               directions imposed by the Board;

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          (h)  delegate any of its powers (including the power to sub-delegate)
               to any person on such terms and in such manner as the Board may see fit;

          (i)  present any petition and make any application in connection with the liquidation or reorganisation of the Company;

          (j)  in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

          (k)  authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

46.  REGISTER OF DIRECTORS AND OFFICERS

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

47.  OFFICERS

     The Officers shall consist of a President and a Vice President or a
     Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

48.  APPOINTMENT OF OFFICERS

     The Board shall appoint a President and Vice President or a Chairman and
     Deputy Chairman who shall be Directors. The Secretary (and additional
     Officers, if any) shall be appointed by the Board from time to time.

49.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

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50.  REMUNERATION OF OFFICERS

     The Officers shall receive such remuneration as the Board may determine.

51.  CONFLICTS OF INTEREST

     51.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such
          Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

     51.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     51.3 Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a
          Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

     51.4 Appendix A, which is incorporated into and forms part of these
          Bye-laws, shall apply in respect of certain corporate opportunities, and certain other matters, as set forth therein.

52.  INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS

     52.1 The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any

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          receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any
          Director or Officer on account of any action taken by such Director or
          Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such
          Director or Officer.

     52.2 The Company shall pay to or on behalf of any such Director, Secretary or other Officer referred to in Bye-law 52.1 expenses (including attorneys' fees) incurred by such person in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company, and such expenses
          (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate, provided that in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such Director,
          Secretary or other Officer or, if applicable, such other employee or agent, shall reimburse to the Company all funds paid by the Company in respect of expenses of defending such action, suit or proceeding.

     52.3 The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Bye-laws, any agreement, resolution of Members or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the

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          Company that indemnification of the persons specified in Bye-law 52.1 shall be made to the fullest extent permitted by law. The provisions of this Bye-law shall not be deemed to preclude the indemnification of any person who is not specified in Bye-law 52.1 but whom the Company has the power or obligation to indemnify under the provisions of the
          Act, or otherwise.

     52.4 The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     52.5 The Company may, to the extent authorized from time to time by the
          Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Bye-law to Directors, the Secretary and other
          Officers of the Company, PROVIDED THAT any such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons, and any funds paid by the Company in respect of any such expense shall be reimbursed to the Company in the event of a finding of fraud or dishonesty as set forth in Bye-Law
          52.2.

     52.6 If this Bye-law or any portion of this Bye-law shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Director or Officer of the Company, former
          Director or Officer of the Company or person serving at the request of the Company as a director or officer, employee or agent of another company or corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as to expenses (including attorneys'
          fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Bye-law that shall not have been invalidated, PROVIDED THAT any such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons.

     52.7 The Company may purchase and maintain insurance for the benefit of any
          Director or Officer of the Company against any liability incurred by him under the Act in his capacity as a Director or Officer of the
          Company or indemnifying such Director or Officer in respect of any loss arising or

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          liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

                       MEETINGS OF THE BOARD OF DIRECTORS

53.  BOARD MEETINGS

     The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to the provisions of these
     Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.  NOTICE OF BOARD MEETINGS

     A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such
     Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such
     Director to the Company for this purpose.

55.  PARTICIPATION IN MEETINGS BY TELEPHONE

     Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

56.  QUORUM AT BOARD MEETINGS

     The quorum necessary for the transaction of business at a meeting of the
     Board shall be a majority of the Directors (excluding Alternate Directors)
     in office at that time.

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57.  BOARD TO CONTINUE IN THE EVENT OF VACANCY

     The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the
     Board, the continuing Directors or Director may act for the purpose of (i)
     summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

58.  CHAIRMAN TO PRESIDE

     Unless otherwise agreed by a majority of the Directors attending, the
     Chairman, if there be one, and if not, the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

59.  WRITTEN RESOLUTIONS

     A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this
     Bye-law only, "Director" shall not include an Alternate Director.

60.  VALIDITY OF PRIOR ACTS OF THE BOARD

     No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS

61.  MINUTES

     The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b)  of the names of the Directors present at each meeting of the
               Board and of any committee appointed by the Board; and

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          (c)  of all resolutions and proceedings of general meetings of the
               Members, meetings of the Board, and meetings of committees appointed by the Board.

62.  PLACE WHERE CORPORATE RECORDS KEPT

     Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

63.  FORM AND USE OF SEAL

     63.1 The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

     63.2 The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two
          Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or
          Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                    ACCOUNTS

64.  BOOKS OF ACCOUNT

     64.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a)  all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  all assets and liabilities of the Company.

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     64.2 Such records of account shall be kept at the registered office of the
          Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the
          Directors during normal business hours.

65.  FINANCIAL YEAR END

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

                                     AUDITS

66.  ANNUAL AUDIT

     Subject to any rights to waive laying of accounts or appointment of an
     Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

67.  APPOINTMENT OF AUDITORS

     67.1 Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

     67.2 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

68.  REMUNERATION OF AUDITORS

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

69.  DUTIES OF AUDITORS

     69.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

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     69.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

70.  ACCESS TO RECORDS

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the
     Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the
     Company.

71.  FINANCIAL STATEMENTS

     Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

72.  DISTRIBUTION OF AUDITORS REPORT

     The report of the Auditor shall be submitted to the Members in general meeting.

73.  VACANCY IN THE OFFICE OF AUDITOR

     If the office of Auditor becomes vacant by the resignation or death or the
     Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the vacancy thereby created shall be filled in accordance with the Act.

                              BUSINESS COMBINATIONS

74.  AMALGAMATIONS

     74.1 Subject to Bye-law 74.2, the Company shall not engage in any amalgamation unless such amalgamation has been approved by a resolution of the Members including the affirmative votes of at least
          66 % of all votes attaching to all shares in issue entitling the holder to attend and vote on such resolution.

     74.2 Bye-law 74.1 shall not apply in respect of any amalgamation approved by the Board, and in respect of any amalgamation approved by the Board which the Act requires to be approved by

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          the Members, the necessary general meeting quorum and Members'
          approval shall be as set out in Bye-laws 27 and 29 respectively.

                      VOLUNTARY WINDING-UP AND DISSOLUTION

75.  WINDING-UP

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the
     Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION

76.  CHANGES TO BYE-LAWS

     76.1 Subject to Bye-laws 76.2 and 76.3, no Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the
          Members.

     76.2 Bye-laws 36, 37, 38, 74 and 76.2 shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board and by a resolution of the Members including the affirmative votes of at least
          66% of all votes attaching to all shares in issue entitling the holder to attend and vote on such resolution.

     76.3 Bye-laws 40, 51.4, 76.3 and Appendix A (subject to Part H thereof)
          shall not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws and/or Appendix A, until the same has been approved by a resolution of the Board and by a resolution of the
          Members

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          including the affirmative votes of at least 80% of all votes attaching to all shares in issue entitling the holder to attend and vote on such resolution.

77.  DISCONTINUANCE

     The Board may exercise all the powers of the Company to discontinue the
     Company to a jurisdiction outside Bermuda pursuant to the Act.

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                                   APPENDIX A

                               PART A. DEFINITIONS

     For purposes of this Appendix A, the following definitions shall apply:

     "Affiliate" means, with respect to a given person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person; provided, however, that for purposes of this definition and this Appendix A, none of (i) the Aircastle Entities and their Affiliates, on the one hand, or (ii) the Significant Shareholders and their respective Affiliates, on the other hand, shall be deemed to be "Affiliates" of one another. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, forty percent (40%) or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

     "Aircastle Entities" means the Company and its Subsidiaries, and "Aircastle
Entity" shall mean any of the Aircastle Entities.

     "corporate opportunity" shall include, but not be limited to, business opportunities which the Company (or, at the Company's discretion, any other
Aircastle Entity or their Affiliates) is financially able to undertake, which are, from their nature, in the line of the Company's business (or, if applicable, the business of any other Aircastle Entity or their Affiliates), are of practical advantage to it and are ones in which the Company has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of any of the Significant Shareholders or their respective
Affiliates or their officers or directors will be brought into conflict with that of any of the Aircastle Entities or their Affiliates.

     "Governmental Entity" shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

     "Judgment" shall mean any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

     "Law" shall mean any law, statute, code, ordinance, rule or regulation of any jurisdiction or Governmental Entity.

     "Lien" shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, "tag"- or
"drag"- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever.

     "Restriction" with respect to any share, partnership interest, membership interest in a limited liability company or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit or Judgment that, conditionally or unconditionally,

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(i) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such shares, partnership interest, membership interest in a limited liability company or other equity interest or security, (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such shares, partnership interest, membership interest in a limited liability company or other equity interest or security or (C) any interest in such shares, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions, (ii)
restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such shares, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such shares, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

     "Significant Shareholders" means Fortress Investment Fund III LP, Fortress
Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP,
Fortress Investment Fund III (Fund D) LP, Fortress Investment Fund III (Fund E)
LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment
Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment
Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) LP, Drawbridge
Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd. and
Drawbridge Global Macro Master Fund Ltd. and, in each case, their respective
Subsidiaries (other than Subsidiaries that constitute Aircastle Entities), and
"Significant Shareholder" shall mean any of the Significant Shareholders.

     "Subsidiary" with respect to any person means: (i) a company or corporation, wherever incorporated, a majority in voting power of whose shares with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such person, by a Subsidiary of such person, or by such person and one or more Subsidiaries of such person, without regard to whether the voting of such shares is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the date of determination, (A)
in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or
(B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other person (other than a company or corporation) in which such person, a Subsidiary of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.

                     PART B. SIGNIFICANT SHAREHOLDERS, ETC.

     In anticipation and in recognition that:

          a. the Significant Shareholders or their respective Affiliates will be significant shareholders of the Company;

          b. directors, officers and/or employees of the Significant
     Shareholders and their

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     respective Affiliates may serve as directors, officers and/or employees of the Aircastle Entities and their Affiliates;

          c. the Aircastle Entities and their Affiliates, on the one hand, and the Significant Shareholders and their respective Affiliates, on the other hand, may engage in the same, similar or related lines of business and may have an interest in the same, similar or related areas of corporate opportunities;

          d. the Aircastle Entities and their Affiliates, on the one hand, and the Significant Shareholders and their respective Affiliates, on the other hand, may enter into, engage in, perform and consummate contracts, agreements, arrangements, transactions and other business relations; and

          e. the Aircastle Entities and their Affiliates will derive benefits therefrom and through their continued contractual, corporate and business relations with the Significant Shareholders and their respective
     Affiliates,

the provisions of this Appendix A are set forth to regulate, define and guide, to the fullest extent permitted by Law, the conduct of the Company and its officers, directors and employees in connection with certain affairs of the
Aircastle Entities and their Affiliates as they may involve the Significant
Shareholders and their respective Affiliates and their officers and directors, and certain powers, rights, duties and liabilities of the Company and/or its officers, directors and employees in connection therewith.

                    PART C. RELATED BUSINESS ACTIVITIES, ETC.

     Except as the Significant Shareholders or their respective Affiliates, on the one hand, and the Aircastle Entities or their Affiliates, on the other hand, may otherwise agree in writing, to the fullest extent permitted by Law, the
Significant Shareholders and their respective Affiliates shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar or related business activities or lines of business as the Aircastle Entities or their Affiliates,
(ii) do business with any client, customer, vendor or lessor of any of the
Aircastle Entities or their Affiliates or (iii) employ or otherwise engage any officer, director or employee of the Aircastle Entities or their Affiliates, and, to the fullest extent permitted by Law, the Significant Shareholders and their respective Affiliates and officers, directors and employees thereof
(subject to Parts E and I of this Appendix A) shall not be liable to the Company or its shareholders for any breach or alleged breach of duty or for any derivation of any personal economic gain by reason of any such activities of any of the Significant Shareholders or their respective Affiliates or of any of their officer's, director's or employee's participation therein.

                       PART D. CORPORATE OPPORTUNITY, ETC.

     Except as the Significant Shareholders or their respective Affiliates, on the one hand, and the Aircastle Entities or their Affiliates, on the other hand, may otherwise agree in writing, to the fullest extent permitted by Law, if any of the Significant Shareholders or their respective Affiliates, or any officer, director or employee thereof (subject to Parts E and I of this Appendix A), acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Significant Shareholders or any of their Affiliates, the Company shall not have an interest in, or expectation that, such corporate opportunity be offered to it or that it be offered an opportunity to participate therein. Accordingly, subject to Parts E and I of this Appendix A and except as the Significant Shareholders or their respective Affiliates may otherwise agree in writing, to the fullest

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extent permitted by Law, (i) none of the Significant Shareholders or their respective Affiliates or any officer, director or employee thereof will be under any obligation to present, communicate or offer any such corporate opportunity to the Company; (ii) any of the Significant Shareholders and their respective
Affiliates shall have the right to hold or pursue any such corporate opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such corporate opportunity to any person or persons other than the Aircastle
Entities and their Affiliates; and (iii) the Significant Shareholders and their respective Affiliates and officers, directors and employees thereof (subject to
Parts E and I of this Appendix A) shall not be liable to the Company for any breach or alleged breach of duty or for any derivation of personal economic gain by reason of the fact that any of the Significant Shareholders or their respective Affiliates or any of their officers, directors or employees pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the Significant Shareholders or their respective Affiliates or any of their officers, directors or employees does not present, offer or communicate information regarding the corporate opportunity to the Aircastle Entities or their Affiliates.

                    PART E. DIRECTORS, OFFICERS AND EMPLOYEES

     Subject to Part I of this Appendix A and except as the Significant
Shareholders or their respective Affiliates, on the one hand, and the Aircastle
Entities or their Affiliates, on the other hand, may otherwise agree in writing, in the event that a director or officer of any of the Aircastle Entities or their Affiliates who is also a director, officer or employee of any of the
Significant Shareholders or their respective Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity or is offered a corporate opportunity, if (i) such person acts in good faith and (ii)
such knowledge of such potential transaction or matter was not obtained solely in connection with, or such corporate opportunity was not offered to such person solely in, such person's capacity as director or officer of any of the Aircastle
Entities or their Affiliates, then to the fullest extent permitted by Law, (A)
such director, officer or employee shall not be liable to the Company for any breach or alleged breach of duty by reason of the fact that any of the
Significant Shareholders or their respective Affiliates pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the
Significant Shareholders or their respective Affiliates or such director, officer or employee does not present, offer or communicate information regarding the corporate opportunity to the Aircastle Entities or their Affiliates, and shall not be obliged to account for any personal benefit derived therefrom and shall not be liable to the Company as a result thereof; and (B) such potential transaction or matter that may be a corporate opportunity, or the corporate opportunity, may be pursued or otherwise dealt with by the applicable
Significant Shareholder or respective Affiliates thereof (and not by any of the
Aircastle Entities or Affiliates thereof).

                PART F. AGREEMENTS WITH SIGNIFICANT SHAREHOLDERS

     To the fullest extent permitted by Law, the Aircastle Entities and their
Affiliates may from time to time enter into and perform one or more agreements
(or modifications or supplements to pre-existing agreements) with the
Significant Shareholders and their respective Affiliates pursuant to which the
Aircastle Entities and their Affiliates, on the one hand, and the Significant
Shareholders and their respective Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate corporate opportunities between or to refer corporate opportunities to each other. Subject to Parts E and I of this Appendix A, and except as the Significant Shareholders or their respective Affiliates, on the one hand, and the Aircastle Entities or their Affiliates, on the other hand, may otherwise agree in writing, to the fullest extent permitted by Law, no such agreement, or the performance thereof by the Aircastle Entities and

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their Affiliates, or the Significant Shareholders or their respective
Affiliates, shall be considered contrary to or inconsistent with any duty to the
Company of any director or officer of the Company who is also a director, officer or employee of any of the Significant Shareholders or their respective
Affiliates. Subject to Parts E and I of this Appendix A, and except as the
Significant Shareholders or their respective Affiliates, on the one hand, and the Aircastle Entities or their Affiliates, on the other hand, may otherwise agree in writing, to the fullest extent permitted by Law; (i) none of the
Significant Shareholders or their respective Affiliates shall have or be under any duty to refrain from entering into any agreement or participating in any transaction referred to in this Part F of Appendix A; and (ii) no director, officer or employee of the Company who is also a director, officer or employee of any of the Significant Shareholders or their respective Affiliates shall be obliged to refrain from acting on behalf of any of the Significant Shareholders or their respective Affiliates in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

                                PART G. AMBIGUITY

     For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Appendix A amends or modifies, or will amend or modify, in any respect, any written contractual arrangement between the Significant
Shareholders or any of their Affiliates, on the one hand and the Aircastle
Entities or any of their Affiliates, on the other hand.

                               PART H. TERMINATION

     Except for definitions set forth in Part A that are incorporated into
Bye-law 1.1, the provisions of this Appendix A shall have no further force and effect on the date that both (i) the Significant Shareholders and their respective Affiliates cease to, collectively, beneficially own (as defined in
Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended)
shares in the Company representing in the aggregate twenty percent (20%) of the voting power of the then issued and outstanding voting shares and (ii) no person who is a director or officer of the Company or any of its Affiliates is also a director or officer of any of the Significant Shareholders or their respective
Affiliates. In addition to any vote of the shareholders required by the Bye-laws or the Act, until the expiration of the provisions of this Appendix A referred to in the immediately preceding sentence, the affirmative vote of at least 80%
of all votes attaching to all shares in issue entitling the holder to attend and vote on the resolution, including the shares held by the Significant
Shareholders and their respective Affiliates, shall be required to alter, amend or repeal Bye-law 51.4 or this Appendix A.

                        PART I. LIMITATION OF PROVISIONS

This Appendix A shall apply as set forth above, subject to and except as otherwise provided by Law. Notwithstanding any other provision of Bye-law 51.4 and this Appendix A, nothing herein shall indemnify any director or officer or employee of the Company against, or exempt any such person from, any liability in respect of such person's fraud or dishonesty.